Contact:	Marc Panoff
Chief Financial Officer
(201) 592-6451
marcpanoff@neurologix.net

NEUROLOGIX TO PRESENT AT SIXTH ANNUAL NEEDHAM BIOTECHNOLOGY

AND MEDICAL CONFERENCE

Live Webcast of Company’s Presentation to Be Available on Website

Fort Lee, New Jersey (June 7, 2007) - Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today that the company will present at the Sixth Annual Needham Biotechnology & Medical Technology Conference on Thursday June 14, 2007 at 10:00 am ET at The New York Palace Hotel.

President and chief executive officer John Mordock will discuss Neurologix’s business and product development. The audio portion of the presentation will be webcast live, and a replay will be available beginning three hours after the actual presentation time through June 27 on the Investor Relations page of the company’s website at www.neurologix.net.

About Neurologix

Neurologix, Inc. is a development-stage company engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease, epilepsy and other neurodegenerative and metabolic disorders. Neurologix's core technology, "NLX," is currently in the clinical development stages, having recently been tested in a company-sponsored Phase I human clinical trial to treat Parkinson's disease.

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